As filed with the Securities and Exchange Commission on June 21, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORONADO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	20-5157386
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

15 New England Executive Park

Burlington, MA 01803

(781) 238-6621

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bobby W. Sandage, Jr., Ph.D.,

Chief Executive Officer

15 New England Executive Park

Burlington, MA 01803

(781) 238-6621

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Fran Stoller, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel. No.: 212-407-4159 Fax No.: 212-214-0706	John D. Hogoboom, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Tel. No.: 973-597-2382 Fax No.: 973-597-2383

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (File No. 333-181856)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value (2)	460,000(3)	$5.41	$2,488,600	$286

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Includes 60,000 shares of common stock subject to the underwriters’ overallotment option.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Coronado Biosciences, Inc. hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1, as amended (Registration No. 333-181856), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on June 21, 2012. This registration statement is being filed solely to increase the number of shares of common stock being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-181856), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Loeb & Loeb LLP re: legality.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on June 21, 2012.

CORONADO BIOSCIENCES, INC.

By:	/s/ Bobby W. Sandage, Jr.
Name:	Bobby W. Sandage, Jr., Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

*	Executive Chairman of the Board of Directors	June 21, 2012
Glenn L. Cooper, M.D.

/s/ Bobby W. Sandage	Chief Executive Officer, President and Director	June 21, 2012
Bobby W. Sandage, Jr., Ph.D.	(principal executive officer)

*	Chief Financial Officer	June 21, 2012
Lucy Lu, M.D.	(principal financial officer)

/s/ Dale Ritter	Senior Vice President, Finance, Chief Accounting Officer	June 21, 2012
Dale Ritter	(principal accounting officer)

*	Vice Chairman of the Board of Directors	June 21, 2012
Eric K. Rowinsky, M.D.

*	Director	June 21, 2012
David J. Barrett

*	Director	June 21, 2012
Jimmie Harvey, Jr., M.D.

*	Director	June 21, 2012
J. Jay Lobell

*	Director	June 21, 2012
Michael W. Rogers

*	Director	June 21, 2012
Lindsay A. Rosenwald, M.D.

*By: Dale Ritter, as attorney-in-fact